EXHIBIT  32


                                 CERTIFICATE OF
                           PRINCIPAL EXECUTIVE OFFICER
                         AND PRINCIPAL FINANCIAL OFFICER

Each of the undersigned hereby certifies in his capacity as an officer of Koger Equity, Inc. (the "Company") that he has reviewed this quarterly report and, to the best of his knowledge and belief, the quarterly report of the Company on Form 10-Q for the quarterly period ended September 30, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, that the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the report not misleading, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations and cash flows of the Company for such period.


Dated:  November 11, 2003                  /s/ Thomas J. Crocker
                                        ------------------------------
                                              Thomas J. Crocker
                                           Chief Executive Officer
                                        (Principal Executive Officer)
                                              Koger Equity, Inc.

Dated:  November 11, 2003                  /s/ Steven A. Abney
                                        ------------------------------
                                              Steven A. Abney
                                         Vice President, Finance and
                                          Chief Accounting Officer
                                        (Principal Financial Officer)
                                             Koger Equity, Inc.